STATEMENT PURSUANT TO 18 U.S.C. SS. 1350

     Pursuant to 18 U.S.C. ss. 1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Cognizant Technology Solutions Corporation.



DATE:  August 8, 2002                  By:  /s/ Wijeyaraj Mahadeva
                                          --------------------------------------
                                          Wijeyaraj Mahadeva,
                                          Chief Executive Officer


DATE:  August 8, 2002                  By:  /s/ Gordon Coburn
                                          --------------------------------------
                                          Gordon Coburn,
                                          Chief Financial Officer